Exhibit 99.1

MBIA Inc. 113 King Street Armonk, NY 10504 www.mbia.com NEWS RELEASE

FOR IMMEDIATE RELEASE

Contacts:

Warburg Pincus: Julie Johnson Staples +1-212-878-9325

MBIA, Media: Willard Hill +1-914-765-3860

MBIA, Media: Elizabeth James +1-914-765-3889

MBIA, Investor Relations: Greg Diamond +1-914-765-3190

MBIA INCREASES CAPITAL WITH $1 BILLION

WARBURG PINCUS COMMITMENT

Funds to be Used to Support MBIA’s Current and Future Business Plans

Company Updates Information on Anticipated Losses on Mortgage-Related

Exposures and Mark-to-Market on Insured Derivatives

Announces intention to schedule an investor conference call

on Friday, December 14, 2007

ARMONK, N.Y.—December 10, 2007—MBIA Inc. (“the Company”) (NYSE: MBI), the holding company for MBIA Insurance Corporation, today announced that it has entered into a definitive agreement with Warburg Pincus, the global private equity firm, which will commit to invest up to $1 billion in MBIA through a direct purchase of MBIA common stock and a backstop for a shareholder rights offering.

MBIA said the investment will, among other things, increase MBIA’s already substantial capital and claims-paying resources and enable MBIA to grow its business profitably at a time when market conditions present it with attractive opportunities.

Under the agreement, Warburg Pincus will make an initial investment of $500 million in MBIA through the acquisition of 16.1 million shares of MBIA common stock at a price of $31.00 per share, which represents a 3 percent premium to the $30.00 a share closing price of MBIA common stock on the New York Stock Exchange on Friday, December 7, 2007. Subsequent to its initial common stock purchase, Warburg Pincus will backstop a shareholder rights offering of up to $500 million that the Company expects to undertake during the first quarter of 2008. In connection with its investment and backstop commitment, Warburg will receive warrants to purchase 8.7 million shares of MBIA common stock at a price of $40 per share and “B” warrants, which, upon obtaining certain approvals, will become exercisable to purchase 7.4 million shares of common stock at a price of $40 per share. The term of the warrants is seven years. In addition, all of the securities purchased by Warburg Pincus are subject to significant transfer restrictions for a minimum of one year and up to three years.

The Company’s senior management team has also committed to invest a total $2 million in the Company’s common stock at the same price as Warburg.

“We believe this investment in our common stock by Warburg Pincus, one of the most respected and successful private equity firms, is a validation of the strength and integrity of our business,” said Gary Dunton, MBIA’s Chairman and Chief Executive Officer.

“As we have stated previously, we have been evaluating various alternatives to further strengthen our capital position, particularly in light of the rating agencies’ pending reviews of residential mortgage-backed securities and collateralized debt obligations transactions that we have insured. We believe this investment by Warburg Pincus represents an ideal outcome as it not only provides additional capital, but also allows us to join forces with a growth-oriented, long-term investor that understands the business model and shares our vision for growing our business profitably,” he said.

Mr. Dunton added that the Company continues to have available additional capital management options including reinsurance, issuance of debt and the issuance of hybrid securities.

David A. Coulter, a Warburg Pincus managing director who leads the firm’s Financial Services investment activities, commented, “We always look for unique opportunities to invest in differentiated franchises with talented management teams. MBIA is well positioned at this juncture to drive the business forward. The Company’s high quality and liquid investment portfolio and the ‘pay-as-you-go’ nature of its insurance liabilities give it a strong liquidity profile. Our investment further solidifies MBIA’s capital strength to enable the Company to withstand, but more importantly, take advantage of, the current volatile credit environment. “

Kewsong Lee, a Warburg Pincus managing director and member of the firm’s Executive Management Group, added, “We are pleased to have the opportunity to partner with MBIA to build the Company and drive shareholder value over the long term. As the market leader, MBIA has built an impressive embedded book of business which will provide a significant and stable revenue stream moving forward, even before new growth opportunities that we believe are attractive. We look forward to working with Gary, his management team, and the Board to support the Company’s business plan moving forward.”

As part of the agreement, MBIA’s Board size will increase by two members to a new total of thirteen, with Warburg Pincus having the right to nominate two directors.

The transaction is subject to Hart-Scott-Rodino approval, as well as the approvals of the various regulatory authorities (including insurance approvals in New York, Illinois, the United Kingdom, and France).

MBIA also announced that as a result of continued deterioration in the performance of residential mortgage-backed securities, in particular, prime home equity lines of credit and closed-end second mortgage-backed securities the Company currently estimates that it will establish case basis loss reserves of between $500 million and $800 million in the fourth quarter related to those exposures. The Company’s case basis loss reserves reflect the Company’s estimate of probable and estimable losses. Since the expected increase in case basis loss reserves substantially exceeds its unallocated loss reserve, the Company expects the after-tax effect of the establishment of such reserves to reduce its net income for the fourth quarter. The final amount of such case basis loss reserves will not be determined until the end of the fourth quarter and could differ materially from the estimates set forth above.

In addition, in the fourth quarter of 2007, the Company has observed a further widening of market spreads and credit ratings downgrades of collateral underlying certain MBIA-insured CDO tranches. As of October 31, 2007, the pre-tax change in fair value of insured derivatives (“mark-to-market”) from September 30, 2007 was approximately $850 million. As a consequence of continued spread volatility, including a substantial widening in commercial mortgage-backed security spreads and the deterioration of credit ratings in collateral underlying multi-sector collateralized debt obligations (CDOs), the Company expects to have a mark-to-market loss in the fourth quarter of 2007 significantly greater than that of the third quarter. The ultimate mark-to-market for the fourth quarter will depend on future market developments.

The Company believes that mark-to-market losses are not predictive of future claims, and that in the absence of claims, the cumulative marks will net to zero over the remaining life of the bonds insured. The Company has not paid losses on any of the marked transactions. The mark-to-market also does not affect rating agency evaluations of the Company’s capital adequacy.

Conference Call

The Company will schedule a conference call on Friday, December 14, 2007 for investors to discuss its capital position. The call will be scheduled upon the completion of the outstanding rating agencies’ reviews.

This news release contains forward-looking statements. Important factors such as general market conditions and the competitive environment could cause actual results to differ materially from those projected in these forward-looking statements.

The Company undertakes no obligation to revise or update any forward-looking statements to reflect changes in events or expectations.

About MBIA

MBIA Inc., through its subsidiaries, is a leading financial guarantor and provider of specialized financial services. MBIA’s innovative and cost-effective products and services meet the credit enhancement, financial and investment needs of its public and private sector clients, domestically and internationally. MBIA Inc.’s principal operating subsidiary, MBIA Insurance Corporation, has a financial strength rating of Triple-A from Moody’s Investors Service, Standard & Poor’s Ratings Services, Fitch Ratings, and Rating and Investment Information, Inc. MBIA has offices in London, Madrid, Mexico City, Milan, New York, Paris, San Francisco, Sydney and Tokyo. Please visit MBIA’s Web site at mbia.com.

About Warburg Pincus

Warburg Pincus has been a leading private equity investor since 1971. The firm currently has more than $20 billion of assets under management with an additional $10 billion available for investment. Warburg Pincus invests in a range of sectors including financial services, consumer and retail, industrial, business services, healthcare, energy, real estate and technology, media and telecommunications. Warburg Pincus has raised 12 private equity investment funds which have invested more than $27 billion in approximately 585 companies in 30 countries. The firm has invested more than $2.7 billion in financial services companies, including investments in Arch Capital, DIME Bancorp., Mellon Financial, Renaissance Re, Metavante and Aeolus Re. Also among the firm’s current and past investments are: The Neiman Marcus Group, Aramark, NeuStar, TransDigm, Knoll, BEA Systems, Targa Resources and WNS Global Services. Warburg Pincus has offices in Beijing, Frankfurt, Hong Kong, London, San Francisco, Mumbai, New York, Shanghai and Tokyo. For more information, please visit www.warburgpincus.com.

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